Exhibit L.2

                                              DLA PIPER RUDNICK GRAY CARY US LLP
                                              The Marbury Building
                                              6225 Smith Avenue
                                              Baltimore, Maryland 21209-3600
                                              T 410.580.3000
                                              F 410.580.3001
                                              W www.dlapiper.com

                                 March 22, 2006

DNP SELECT INCOME FUND INC.
55 East Monroe Street
Chicago, Illinois 60603

      Re:   REGISTRATION STATEMENT ON FORM N-2 (FILE NOS. 333-130590 AND
            811-04915)

Ladies and Gentlemen:

      We serve as special Maryland counsel to DNP Select Income Fund Inc., a Maryland corporation (the "COMPANY"), in connection with the Company's above-referenced Registration Statement on Form N-2 (the "REGISTRATION STATEMENT") filed with the Securities and Exchange Commission (the "COMMISSION") under the Securities Act of 1933, as amended (the "ACT"), relating to the sale and issuance of 4,000 shares of Series M Auction Preferred Stock, $.001 par value per share, 4,000 shares of Series W Auction Preferred Stock, $.001 par value per share, and 4,000 shares of Series F Auction Preferred Stock, $.001 par value per share, of the Company (collectively, the "SHARES"), each with a liquidation preference of $25,000 per share, as described in the Registration Statement. This opinion is being provided at your request in connection with the filing of the Registration Statement.

      In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the "DOCUMENTS"):

      1. The Registration Statement, in the form in which it was transmitted to the Commission under the Act;

SERVING CLIENTS GLOBALLY

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                                                     DNP SELECT INCOME FUND INC.
                                                                  March 22, 2006
                                                                          Page 2

      2. The form of Articles Supplementary relating to the Shares (the "ARTICLES SUPPLEMENTARY"), certified as of the date hereof by the Secretary of the Company;

      3. The charter of the Company (the "CHARTER"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

      4. The Bylaws of the Company, certified as of the date hereof by the Secretary of the Company;

      5. Resolutions adopted by the Board of Directors of the Company (the "RESOLUTIONS") relating to the registration, sale and issuance of the Shares, certified as of the date hereof by the Secretary of the Company;

      6. A short-form certificate of the SDAT as to the good standing of the Company, dated as of the date hereof; and

      7. A certificate (the "SECRETARY'S CERTIFICATE") executed by T. Brooks Beittel, the Secretary of the Company, dated as of the date hereof.

      In expressing the opinion set forth below, we have assumed the following:

      1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

      2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

      3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding.

      4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification or amendment to the Documents, or waiver of any provision of the Documents, by action or omission of the parties or otherwise.

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                                                     DNP SELECT INCOME FUND INC.
                                                                  March 22, 2006
                                                                          Page 3

      5. The pricing committee established by the Board of Directors in the Resolutions will adopt resolutions (the "PRICING RESOLUTIONS") approving the Articles Supplementary and authorizing the issuance of the Shares within the limits set forth in the Resolutions.

      6. Articles Supplementary in all material respects identical to the form included as an exhibit to the Secretary's Certificate will be executed by the appropriate officers of the Company and filed with and accepted for record by the SDAT prior to the issuance of the Shares.

      7. The final versions of all Documents will conform in all material respects to the versions thereof submitted to us in draft form.

      Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

      1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

      2. The Shares have been duly authorized and will be validly issued, fully paid and non-assessable upon issuance and delivery in exchange for the consideration described in the Resolutions, the Pricing Resolutions and the Registration Statement.

      The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with the securities (or "blue sky") laws of the State of Maryland. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

      We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

      This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein under the heading "Legal opinions". In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

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                                                     DNP SELECT INCOME FUND INC.
                                                                  March 22, 2006
                                                                          Page 4

                                          Very truly yours,

                                          /s/ DLA PIPER RUDNICK GRAY CARY US LLP